Filed Pursuant to Rule 424(b)(5)

File No. 333-131533

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 19, 2006)

$50,000,000

Common Stock

Warrants

We are offering all of the 23,121,394 shares of our common stock, warrants to purchase up to 5,780,352 shares of our common stock and up to 5,780,352 shares of our common stock issuable upon exercise of these warrants offered by this prospectus supplement. The offering has an expiry date of September 25, 2006.

For a more detailed description of our common stock, see the section entitled “Description of Capital Stock” beginning on page 5 of the accompanying prospectus. For a more detailed description of the warrants to purchase our common stock being issued in this offering, see the section entitled “Description of Warrants” beginning on page S-4 of this prospectus supplement.

Rodman & Renshaw, LLC acted as the lead placement agent and sole book runner on this transaction. Punk, Ziegel and Company acted as the co-placement agent. For a more detailed description on the methods of sale, see the section entitled “Plan of Distribution” beginning on page S-4 of this prospectus supplement.

Our common stock is quoted on the Nasdaq National Market and the Nuovo Mercato in Italy under the symbol “CTIC.” On September 18, 2006, the last reported sale price of our commons stock on the Nasdaq National Market was $2.08.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page S-2 of this prospectus supplement.

	Shares	Per Share	Total
Public offering price of common stock and warrants to purchase common stock	23,121,394	$1.73	$40,000,012
Shares issuable upon exercise of warrants (1)	5,780,352	$1.73	$10,000,009
Placement agency fees (2)(3)		$0.865	$2,500,000
Total proceeds to us before other expenses (2)			$47,500,021

(1)	Issuable upon exercise of the warrants within 90 days of the date of issuance of the shares of common stock in this offering for an exercise price of $1.73 per share.
(2)	Assumes the exercise in full of the warrants to purchase 5,780,352 of common stock at an exercise price of $1.73 per share. We will not receive any proceeds with respect to the warrants unless and until they are exercised. If no warrants are exercised, the aggregate proceeds from the offering before other expenses would be approximately $38,000,000. We estimate the total expenses of this offering, excluding placement agent fees will be approximately $500,000.
(3)	A fee equal to 5% of the aggregate proceeds raised in the offering shall be payable to the placement agents. No fee shall be payable to the placement agents unless and until they are exercised.

The common stock and warrants will issued on or about September 21, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated September 20, 2006

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or related prospectus or to which we have referred you. You must not rely on any unauthorized information or representations. This prospectus supplement and related prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and related prospectus is currently only as of its date, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and related prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying

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prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agents, and the placement agent(s) has not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained, or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risk factors contained in and incorporated by reference into this prospectus supplement and accompanying prospectus when evaluating an investment in our common stock. This prospectus supplement and accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including:

•	any statement regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Novartis Pharma AG or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections, under any such partnership agreement or whether any regulatory authorizations required to enable such agreement will be obtained;

•	any projections of earnings, revenues or other financial items;

•	any statements of the plans and objectives of management for future operations;

•	any statements concerning proposed new products or services;

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies;

•	any statements concerning proposed new products or services, any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by the use of terminology such as “may”, “will”, “expects”, “plans”, “anticipates”, “estimates”, “potential”, or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

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SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the related prospectus. The following summary does not contain all the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus supplement and related prospectus carefully, including the financial statements and the documents that we have incorporated by reference into this prospectus. Unless otherwise indicated, “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc. and its subsidiaries.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. We are developing XYOTAX, paclitaxel poliglumex, for the treatment of non-small cell lung cancer, or NSCLC, and ovarian cancer. Our STELLAR 2, 3, and 4, phase III clinical studies for XYOTAX did not meet our primary endpoint of superior overall survival. In December, 2005, we initiated an additional study, known as the PIONEER, or PGT305, study, for XYOTAX as first-line monotherapy in PS2 women with NSCLC. In February 2006, the U.S. Food and Drug Administration, or FDA, confirmed that XYOTAX qualifies for fast track designation for the treatment of PS2 women with first-line advanced NSCLC. In a meeting with the FDA in the first half of 2006, we agreed on a new drug application, or NDA, submission route for XYOTAX for women with advanced NSCLC who are PS2. The FDA agreed to review an NDA submission based on interim results of the PIONEER trial with the results of the STELLAR 3 and 4 trials to support the filing. Based on this feedback, if the PIONEER trial meets its pre-specified interim endpoint, we plan to submit an NDA in the first half of 2007 and would request a priority (six month) review based on the fast track designation, instead of the standard (ten month) review as previously planned. We may be unable to submit an NDA as discussed if the PIONEER trial does not meet its pre-specified interim endpoint. Based on discussions with Scientific Advice Working Party, or SAWP, of the European Medicines Agency, or EMEA, we plan to submit a marketing authorization application, or MAA, in Europe based on a non inferior survival and improved side effect profile. The discussions with the SAWP focused on using the STELLAR 4 study as primary evidence of non-inferiority and the STELLAR 3 study as supportive.

We are developing pixantrone, a novel anthracycline derivative, for the treatment of non-Hodgkin’s lymphoma, or NHL.

On September 15, 2006, we entered into a License and Co-Development Agreement related to XYOTAX and pixantrone. The License and Co-Development Agreement is filed as an exhibit to our Current Report on Form 8-K filed on September 18, 2006 and is incorporated by reference herein.

Other Information

We were incorporated in Washington in 1991. Our principal executive offices are located at 501 Elliott Avenue West, Seattle, Washington 98119. Our telephone number is (206) 282-7100. Our website can be found at www.cticseattle.com. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and amendments to such filings, as soon as reasonably practicable after each is electronically filed with, or furnished to, the Securities and Exchange Commission, or the SEC.

“CTI” and “XYOTAX” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Capital Stock” section in the accompanying prospectus. For a more complete description of the warrants, see the “Description of Warrants” section in this prospectus supplement.

Securities we are offering	23,121,394 shares of common stock, warrants to purchase up to 5,780,352 shares of common stock and up to 5,780,352 shares of common stock issuable upon exercise of the warrants

Common stock to be outstanding immediately after the offering	141,610,300 shares assuming the exercise in full of the warrants

Description of warrants	The warrants are exercisable at any time and from time to time for 90 days following the issuance of the common stock at an exercise price of $1.73 per share.

Use of Proceeds after expenses

We intend to use the proceeds from this offering for general corporate purposes including, without limitation, research and development, preclinical and clinical trials, the preparation and filing of new drug applications and general working capital. See “Use of Proceeds.”

Nasdaq National Market Symbol for Our Common Stock	CTIC

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before deciding to invest in our common stock. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline.

Please see the information provided under the heading “Risk Factors” on page 32 of our Quarterly Report on Form 10-Q filed August 9, 2006, which is incorporated by reference herein.

LEGAL PROCEEDINGS

On February 10, 2004, Micromet AG, or Micromet, a Munich, Germany-based company, filed complaints against CTI in the federal district court for the Western District in the State of Washington, asserting that CTI-Europe, formerly known as Novuspharma S.p.A., had purportedly breached a contract with Micromet for the development of MT-201, a fully human antibody targeting the EP-CAM molecule. The claims alleged that CTI-Europe failed to pay for certain milestones and development expenses owed under the contract. On February 23, 2004, we answered the complaint, denying the substance of the allegations and filed counterclaims for breach of contract and for rescission of the contract based on Micromet’s misrepresentations and failures to disclose material information including preclinical trial tests which were determined to be invalid. On May 3, 2006, CTI and Micromet entered into a settlement and release regarding this lawsuit pursuant to which we paid Micromet approximately $1.9 million in cash and the lawsuit was dismissed with prejudice.

Beginning in March 2005, a number of purported shareholder class actions, alleging violations of federal securities laws, were filed against CTI, James Bianco and Max Link. These actions were consolidated in the United States District Court for the Western District of Washington. On November 7, 2005, the plaintiffs filed a

Consolidated and Amended Class Action Complaint against CTI, James Bianco and Jack Singer. The Consolidated and Amended Complaint asserts claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder on behalf of a class of purchasers of common stock during the period from November 14, 2003 to March 7, 2005, or the Class Period. Plaintiffs alleged that the defendants violated federal securities laws by, among other things, making false statements of material facts and/or omitting to state material facts to make the statements not misleading in connection with the results of the Company’s STELLAR clinical trials for its drug XYOTAX. On January 6, 2006, we filed a motion to dismiss this class action complaint. On May 4, 2006 the Court granted our motion to dismiss this lawsuit with leave to the plaintiffs to amend. On June 8, 2006 the Court entered a dismissal of this lawsuit with prejudice.

On May 9, 2005, Terence Fernandes, a shareholder of CTI, filed a complaint in the Superior Court of the State of Washington, King County on behalf of CTI against members of CTI’s board of directors. The shareholder derivative action alleges breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment since June 7, 2004. On December 7, 2005, plaintiff filed an amended complaint and defendants filed a motion to dismiss on February 6, 2006, to which plaintiffs responded on March 10, 2006. Defendants filed a reply brief on April 10, 2006. On June 22, 2006 the Court granted our motion to dismiss this lawsuit with leave to the plaintiffs to amend. The period of time for the plaintiffs to amend the complaint has tolled. On July 31, 2006 defendants filed a motion to dismiss this lawsuit with prejudice for the failure of the plaintiffs to amend the complaint. On August 23, 2006, the Court entered a dismissal of this lawsuit with prejudice.

The United States Attorney’s Office, or USAO, for the Western District of Washington is conducting an investigation into certain of CTI’s business practices relating to TRISENOX. USAO’s investigation relates to CTI’s promotional practices relating to TRISENOX; its reporting of revenue relating to TRISENOX sales; and statements made CTI representatives, and its expert third party reimbursement consultant, relating to the eligibility of TRISENOX for Medicare reimbursement when the drug was used to treat certain off-label indications. USAO has issued subpoenas to third parties relating to its investigation. CTI is fully cooperating with USAO (through the provision of documents and periodic meetings) and has not received a subpoena relating to the matter. Management cannot predict whether USAO will bring formal criminal enforcement proceedings (and USAO has not indicated that it will). Claims associated with the above-referenced as well as related conduct have been filed against CTI under seal on behalf of the government by a private party in a qui tam action. Based on information currently available to CTI, we believe that the USAO may recommend to the Department of Justice that the government intervene in the qui tam action, as is its right, and assume the conduct of this lawsuit. We believe that regardless of whether the government or the private party pursues this lawsuit that one of the primary claims that might be pursued would be that CTI violated the Federal False Claims Act by receiving reimbursement from Medicare for improper off-label use of Trisenox or otherwise ineligible sales of TRISENOX over the period ranging from October 2000 until TRISENOX’ disposition to Cephalon in July of 2005. During this period CTI utilized a third party reimbursement expert. CTI believes it has meritorious defenses to these claims. It is unclear to CTI under this theory what sales or portions thereof would be in question. Accordingly, CTI cannot provide an estimate of a possible loss or range of loss in connection with this investigation or lawsuit. Under the False Claims Act, damages can be trebled and separate fines imposed for each violation, if the government or the private party plaintiff were to prevail in this lawsuit it is likely that such an adverse judgment would have a material adverse effect on our financial position, liquidity and results of operations.

In addition to the litigation discussed above, we are from time to time, subject to legal proceedings and claims arising in the ordinary course of business, some of which may be covered in whole or in part by insurance.

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant filed as part of Exhibit 10.1 to our Current Report on Form 8-K filed by us on September 20, 2006 in connection with this offering.

The warrants will be exercisable at any time and from time to time for ninety (90) days following the issuance of the shares of common stock being offered pursuant to this prospectus supplement and accompanying prospectus, which is expected to occur on or about September 21, 2006. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares being acquired upon exercise of the warrants.

The exercise price per share of common stock purchasable upon exercise of the warrants is $1.73 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The holders of the warrants are entitled to 20 days notice before the record date for certain distributions to holders of our common stock. If certain “fundamental transactions” occur, such as a merger, consolidation sale of substantially all of our assets, tender offer or exchange offer with respect to our common stock or reclassification of our common stock, the holders of the warrants will be entitled to receive thereafter in lieu of our common stock, the consideration (if different from common stock), that the holders of our common stock received due to such “fundamental transaction.”

The warrants may not be transferred except to affiliates of a holder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of the warrants are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, exercise and disposition of the warrants in their particular situations.

PLAN OF DISTRIBUTION

We are offering through placement agents 23,121,394 shares of our common stock at a purchase price of $1.73 per share to investors. In addition, each investor in the offering will receive warrants to purchase up to a number of shares equal to 25% of the shares being purchased in the offering by such investor (5,780,352 shares of common stock in the aggregate) for an exercise price of $1.73 per share. In connection with this offering, we will pay fees to Rodman & Renshaw, LLC, who acted as our lead placement agent and sole book runner (“Rodman & Renshaw, LLC”), and Punk, Ziegel and Company, who acted as our co-placement agent (“Punk, Ziegel and Company” and, together with Rodman & Renshaw, LLC, the “Placement Agents”). The Placement Agents will be working solely on a “best efforts” basis and are not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares. Therefore, we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement. However, we are not required to close the sale if the aggregate size of the offering is less than 11,600,000 shares.

The securities purchase agreement provides that the obligations of the investors in the offering are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions from our counsel.

Confirmations and this prospectus supplement will be delivered, or otherwise made available, to all investors who agree to purchase shares of the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 23,121,394 shares of common stock and warrants to purchase up to 5,780,352 shares of common stock will take place on or about September 21, 2006. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the 23,121,394 shares of common stock and warrants to purchase up to 5,780,352 shares of common stock;

•	we will issue the 23,121,394 shares of common stock and warrants to purchase up to 5,780,352 shares of common stock; and

•	we will pay the Placement Agents’ fee in accordance with the terms of our agreement with the Placement Agents.

On September 15, 2006, we entered into a letter agreement with the Placement Agents to jointly serve as exclusive placement agents for purchasers of our securities pursuant to our existing shelf registration statement, file no. 333-131533, for a period of ninety (90) days. Pursuant to the agreement, we will pay the Placement Agents at closing a cash fee equal to 5% of all cash proceeds received by us from investors it introduces to us. We have also agreed to pay to reimburse the Placement Agents for up to $20,000 of expenses incurred in connection with the offering. The estimated offering expenses payable by us, excluding the placement agent’s fees, are $500,000, which include legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock.

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act. We may also be required to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

The agreement with the Placement Agents and the form of stock purchase agreement with the investors are included as exhibits to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the completion of this offering.

Either or both of Rodman & Renshaw, LLC or Punk, Ziegel and Company may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agents. Under these rules and regulations, the Placement Agents:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

The validity of the issuance of the Cell Therapeutics, Inc. securities offered by this prospectus supplement and accompanying prospectus will be passed upon for Cell Therapeutics, Inc. by O’Melveny & Myers LLP, San Francisco, California. Feldman Weinstein & Smith LLP in New York, New York is acting as counsel for the placement agent.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may sell any of the securities listed above.

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference and any prospectus supplement carefully before you invest.

Our common stock is quoted on the Nasdaq National Market under the symbol “CTIC.”

The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities exchange or market of the securities covered by the prospectus supplement.

Investing in our securities involves significant risks, which we describe in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2006

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable prospectus supplement is current only as of its date, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, debt securities or warrants in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

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SUMMARY

The following is a summary of this prospectus. The following summary does not contain all the information that you should consider before investing in the notes. You should read this entire prospectus carefully, including the documents that we have incorporated by reference into this prospectus. Unless otherwise indicated, “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc. and its subsidiaries.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. We are developing XYOTAX, paclitaxel poliglumex, for the treatment of non-small cell lung cancer, or NSCLC, and ovarian cancer. Our phase III clinical studies for XYOTAX did not meet our primary endpoint of superior overall survival. However, in a pooled analysis of our STELLAR 3 and 4 pivotal trials, woman receiving XYOTAX for first-line treatment of NSCLC had statistically significant improvement in median, 1 year and overall survival compared to women receiving standard first-line chemotherapy. In addition, a phase II clinical trial that we reported in September 2005 demonstrated a survival advantage for women receiving XYOTAX as first-line therapy for NSCLC when compared to men. We, therefore, plan to submit a new drug application, or NDA, with the U.S. Food and Drug Administration, or FDA, for XYOTAX as first-line monotherapy for women with advanced NSCLC who have poor performance status (PS2) based on data from the pooled analysis of our STELLAR 3 and 4 first-line trials. To support this indication, we also have initiated an additional study for XYOTAX as first-line monotherapy in PS2 women with NSCLC with a target of having interim results available at the time of FDA review of that NDA, as an alternative to waiting for the completion of the study. In Europe, we plan to submit a marketing authorization application, or MAA, based on non inferior survival and improved side effect profile demonstrated in our first-line pivotal trials. We will need additional positive input from the Scientific Advisory Working Group of the European Medicines Agency, or EMEA, prior to submitting an MAA on these bases. We are developing pixantrone, a novel anthracycline derivative, for the treatment of non-Hodgkin’s lymphoma, or NHL. We are targeting an interim analysis from our ongoing phase III study late in the second quarter of 2006. We also are developing CT-2106, polyglutamate camptothecin, which is in a phase I/II trial for the treatment of colorectal cancer and a phase II trial in ovarian cancer. In the first half of 2005, we commenced a cost savings initiative, including a reduction of workforce, in an effort to conserve capital.

We were incorporated in Washington in 1991. Our principal office is located at 501 Elliott Avenue West, Suite 400, Seattle, WA 98119. Our telephone number is (206) 282-7100. Our world wide web address is http://www.cticseattle.com. Information on our website does not constitute part of this prospectus. “CTI” and “XYOTAX” (formerly referred to as PG-TXL) are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock, preferred stock and various series of debt securities and warrants to purchase such securities with a total value of up to $150 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share held on all other matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time. The board of directors has the authority, without action by the shareholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We have designated 100,000 shares of our preferred stock as Series C preferred stock in November 1996 in connection with the adoption of a shareholder rights plan as described below under “Description of Capital Stock — Shareholder Rights Plan”.

We will fix the rights, preferences and privileges of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by a warrant certificate issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrants certificates relating to warrants for the purchase of common stock, preferred stock and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Securities and Exchange Commission.

Financial Ratios

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)	For the purposes of computing ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the years ended December 31, 2001, 2002, 2003, 2004 and 2005, were insufficient to cover fixed charges by $80,273, $49,903, $130,031, $252,298 and $102,505 (in thousands) respectively.

RISK FACTORS

Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under “Risk Factors” in the applicable prospectus supplement and in our subsequent annual reports on Form 10-K and quarterly reports on 10-Q incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risk factors contained in and incorporated by reference into this prospectus when evaluating an investment in our common stock. This prospectus and the documents incorporated by reference into this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including:

•	any projections of earnings, revenues or other financial items;

•	any statements of the plans and objectives of management for future operations;

•	any statements concerning proposed new products or services;

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies;

•	any statements concerning proposed new products or services, any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by the use of terminology such as “may”, “will”, “expects”, “plans”, “anticipates”, “estimates”, “potential”, or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for clinical development of drug candidates, as well as commercialization activities and general corporate purposes, including working capital and research expenses. In addition, we may use some of the net proceeds to hire additional personnel. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products. We also might use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, as amended, and all applicable provisions of Washington law.

General

We are authorized to issue 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of the close of business on December 31, 2005, there were 73,421,721 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

The board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the company without further action by the shareholders.

We designated 100,000 shares of our preferred stock as Series C preferred stock in November 1996 in connection with the adoption of a shareholder rights plan as described below.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-takeover Effects of Provisions of Washington Law and our Charter and Bylaws

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the company. Chapter 23B.17 of the Washington Business Corporation Act (the WBCA) prohibits, subject to certain exceptions, a merger, sale of assets or liquidation of the company involving an “interested shareholder” (defined as a person or group of affiliated persons who own beneficially 20% or more of the company’s voting securities) unless the transaction is determined to be at a “fair price” or otherwise approved by a majority of the company’s disinterested directors or is approved by holders of two-thirds of the company’s outstanding voting securities, other than those held by the interested shareholder. A Washington corporation may, in its articles of incorporation, exempt itself from coverage of this provision, but the company has not done so. In addition, Chapter 23B.19 of the WBCA prohibits the company, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons who acquire 10% or more of the company’s voting securities without the prior approval of the company’s board of directors) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. The company may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our Amended and Restated Articles of Incorporation provide that directors may be removed from office only at a meeting of shareholders called expressly for that purpose and only for cause. Our Amended and Restated Articles of

Incorporation limit “cause” to willful misfeasance having a material adverse effect on the company or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in or not opposed to the best interests of the company or if the director is entitled to be indemnified with respect to such action under applicable law, our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, or a contract with the company. Further, our Amended and Restated Bylaws require a shareholder to provide notice to the company of such shareholder’s intent to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders or, in the case of an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying change in control or management of our company.

Shareholder Rights Plan

On November 11, 1996, our board of directors adopted a shareholder rights plan and declared a distribution of one preferred stock purchase right (a right) for each outstanding share of common stock to shareholders of record as of the close of business November 21, 1996 and for each share of common stock issued thereafter pursuant to a rights agreement entered into on November 11, 1996 and amended November 20, 2002, between the company and Computershare Investor Services, LLC as Rights Agent (the rights agreement). In connection with the adoption of the rights agreement, we reserved for issuance 100,000 shares of series C preferred stock. The series C preferred stock will only be issued in the event rights issued pursuant to the rights agreement are exercised.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may also sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Only underwriters named in the prospects supplement are underwriters of the securities offered by the prospectus supplement.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated price, any of which may represent a discount from the prevailing market prices. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

We may sell the securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Stonefield Josephon, Inc., independent registered public accountants, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Grant Thornton LLP, independent registered public accountants, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule at December 31, 2003, and for each of the two years in the period ended December 31, 2003, included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available free of charge on our web site, http://www.cticseattle.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our common stock is listed on the Nasdaq National Market and such reports, proxy statements and other information concerning us may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission, including all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	our Proxy Statement on Schedule 14A for our 2005 Annual Meeting of Shareholders dated April 28, 2005;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	our Current Report on Form 8-K filed on March 31, 2006;

•	our Current Report on Form 8-K filed on April 11, 2006;

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A filed with the SEC on January 10, 2003 (No. 001-12465), including any amendment or reports filed for the purpose of updating that description.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this prospectus.

We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and we make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

We will provide without charge to each person, including any beneficial owner of CTI common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Louis A. Bianco

Executive Vice President, Finance and Administration

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100